Exhibit 99.1

Charlotte’s Web Reports Year-Over-Year Growth For Q1 2025

Early proof points confirm transformation strategy traction

Louisville, Colo. May 14, 2025 - (TSX: CWEB, OTCQX: CWBHF), Charlotte’s Web Holdings, Inc. (“Charlotte’s Web” or the “Company”), a botanical wellness innovation company, today announced results for the quarter ended March 31, 2025, reporting its first year-over-year revenue increase in more than three years, building on the sequential quarterly growth trend achieved in 2024.

“Following three sequential quarters of improvement in 2024, Q1 delivered our first year-over-year revenue growth since 2021 - validating the transformation we initiated 18 months ago,” said Bill Morachnick, Chief Executive Officer. “Our upgraded e-commerce platform is converting more visitors, and new digital storefronts on Amazon, TikTok Shop, and Faire are widening our reach. An upcoming nationwide rollout with Whole Foods Market will strengthen our retail footprint. Operationally, we commenced initial in-house gummy production and, as part of our disciplined cost agenda, we mutually concluded our promotional rights agreement with MLB and associated costs. Coupled with robust innovation - including cannabinoid isolates and our new functional mushroom gummy line - we believe these initiatives position the Company to deliver top and bottom-line growth for 2025 and beyond.”

Erika Lind, Chief Financial Officer, added, “Our reengineered cost structure is now flowing through the P&L. Building on the positive traction from the prior quarters, we are structuring for further improvements in cost efficiency and cash flow. As a part of this effort, we have concluded some high-cost promotional sports agreements, thereby eliminating sizeable future cash outlays of more than $18 million over the next three years. This supports near-term cash flow and preserves long-term cash for further investment in innovation. Combined with our transitioning to in-house manufacturing and disciplined SG&A control, we anticipate further improvements to cash flow in 2025.”

First Quarter Business Review

Expansion of Mushroom Wellness Gummy Innovations

Following the successful Q4 2024 launch of its functional mushroom gummies targeting focus, stress, and energy, Charlotte's Web will continue expanding its botanical wellness portfolio in 2025. The Company's strategic diversification beyond CBD is gaining market traction with mushroom wellness products now available through multiple distribution channels, including Walmart.com, Amazon.com, and the Company's direct-to-consumer platform.

E-Commerce Growth and Omnichannel Expansion

Building on the sequential gains recorded in 2024, Charlotte’s Web’s digital channels delivered year-over-year growth in Q1 2025. Order volume growth, stabilized average order values, new subscriber increases, and lower churn rates drove meaningful digital revenue growth and underscored brand loyalty. This performance reflects the past year’s technology and go-to-market enhancements: a unified brand architecture, an expanded product portfolio, data-driven segmentation, an upgraded e-commerce stack, and improved engagement tools such as SMS outreach and an influencer network that now reaches more than one million consumers.

The Company has widened its omnichannel footprint. Walmart.com added Charlotte’s Web’s new mushroom wellness gummies during the quarter, while strategic launches on Amazon, TikTok Shop, and Faire have dramatically broadened online reach. With additional categories and channels slated for launch in the coming quarters, the Company is well-positioned to meet consumers wherever they shop, diversifying revenue streams, and capturing incremental market share through improved digital discoverability.

Whole Foods Market Retail Distribution Launch

In a significant advancement of its retail expansion, the Company achieved a major milestone finalizing an agreement with Whole Foods Market to roll out products to more than 400 store locations nationwide. As part of this partnership, three isolate topical products will be available on shelves starting June 2025. This launch marks a significant step forward in making botanical wellness solutions more accessible to health-conscious consumers seeking trusted, plant-based alternatives.

Operational Efficiencies and Cost Management

Expense reductions initiated in 2024 continued to benefit operating performance, with year-over-year operating costs down 24.2%. Strengthening operations, Charlotte’s Web began preliminary in-house commercial production of gummies in Q2 2025, supporting gross margins and speed-to-market for new products. This production shift will enable the rapid development of new gummy blends.

“With successful expansion into new product categories, improving cash flow metrics, and enhanced operational efficiencies, Charlotte's Web has a good start to 2025,” added Mr. Morachnick. "Our disciplined execution of strategic initiatives - from platform expansion to manufacturing optimization - positions us to build on this throughout 2025 and beyond, delivering value for shareholders and continued innovation for consumers."

DeFloria Milestone

In the first quarter, DeFloria, Inc. - a joint entity established between Charlotte’s Web and Ajna BioSciences, with British American Tobacco as lead investor - received U.S. Food and Drug Administration (FDA) clearance to initiate Phase 2 clinical trials for its botanical pharmaceutical candidate, AJA001 Oral Solution, intended to treat irritability associated with autism spectrum disorder (“ASD”). AJA001 is formulated using Charlotte’s Web proprietary full-spectrum CBD extract derived from its patented cultivars. The FDA’s acceptance of DeFloria’s IND for AJA001 marks a significant milestone. In addition, Charlotte’s Web holds manufacturing rights for commercial supply when the drug is ultimately approved by the FDA, representing a potential opportunity that could be transformative for Charlotte’s Web over time.

On June 9, 2025, Charlotte’s Web and Ajna BioSciences will host an executive panel session at the Benzinga Cannabis Capital Conference in Chicago. As part of the panel discussion, Charlotte’s Web will showcase its partnership with DeFloria and AJA001’s clinical progress and therapeutic potential. For attendance information, contact IR@defloira.bio.

First Quarter 2025 Financial Review

The following table sets forth selected financial information for the periods indicated:

	Three months ended
	March 31,
U.S. $ millions, except per share data	2025	2024

Revenue	$12.3	$12.1
Cost of goods sold	$6.1	$5.2
Gross profit	6.2	6.9

Selling, general and administrative expenses	11.6	15.3

Operating loss	(5.4)	(8.4)

Change in fair value of financial instruments and other	(0.1)	(1.9)
Other income (expense) , net	(0.7)	0.6

Net loss	$(6.2)	$(9.7)
EPS basic and diluted	$(0.04)	$(0.06)
Adjusted EBITDA(1)	$(2.8)	$(3.9)
Assets:
Cash and cash equivalents	$19.4
Total assets	$108.0
Liabilities:
Long-term liabilities	$68.5
Total liabilities	$87.0

Quarterly revenue trend:

	Q1	Q2	Q3	Q4	Q1
U.S. $ millions	2024	2024	2024	2024	2025
Total revenue	$12.1	$12.3	$12.6	$12.7	$12.3

Consolidated net revenue for the first quarter ended March 31, 2025, was $12.3 million, a year-over-year increase of 1.1% compared to $12.1 million in the first quarter of 2024. Propelled by the continued performance of the Company's upgraded e-commerce platform, this represents the first period of year-over-year growth reported since Q2 2021 and builds upon a consecutive quarterly growth trend established in 2024. Introduced in mid-2024, the new platform has delivered measurable improvements in marketing effectiveness, customer engagement, and sales volumes. The Company also continues to generally outperform its peers in retail category benchmarks, reflecting the strength of its recent product innovations and the effectiveness of its strategic retail partnerships.

Gross profit in Q1 2025 was $6.2 million, or 50.8% of revenue, compared to gross profit of $6.9 million, or 57.0% of revenue, in Q1 2024. The prior year included temporary items favorable to gross margin. The Company models forward gross margin percentages to continue in the low 50s, supported partly by the transition to in-house production of gummies, followed by topical products over time.

Total selling, general, and administrative (“SG&A”) expenses in the quarter were $11.6 million, a 24.2% improvement from $15.3 million in Q1 2024. Stringent expense controls were implemented over the past year and remain a central focus in 2025.

Net loss for the first quarter of 2025 was $6.2 million, or ($0.04) per share basic and diluted, compared to a net loss of $9.7 million, or ($0.06) per share basic and diluted, for the first quarter of 2024.

Excluding depreciation, amortization and other non-cash items, Charlotte’s Web reported negative Adjusted EBITDA1 for the first quarter of 2025 of $2.8 million, a $1.1 million improvement compared to negative Adjusted EBITDA of $3.9 million in the first quarter of 2024.

Balance Sheet and Cash Flow

Net cash used for operations in the first quarter of 2025 was $2.8 million. The Company’s cash and working capital as of March 31, 2025, were $19.4 million and $25.5 million, respectively, compared to $22.6 million and $31.1 million as of December 31, 2024, respectively.

“With cash reserves exceeding $19 million and our anticipated cash flow improvements for this year, we are confident our balance sheet is sufficient to support growth for 2025 and beyond,” said Mrs. Lind.

Consolidated Financial Statements and Management’s Discussion and Analysis

The Company’s consolidated financial statements and accompanying notes for the three month periods ended March 31, 2025, and 2024, and related management’s discussion and analysis of financial condition and results of operations (“MD&A”), are reported in the Company’s 10-Q filing on the Securities and Exchange Commission website at www.sec.gov and on SEDAR+ at www.sedarplus.ca and will be available on the Investor Relations section of the Company’s website at https://investors.charlottesweb.com.

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About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Louisville, Colorado, is a botanical wellness innovation Company and market leader in hemp extract wellness that includes Charlotte’s Web whole-plant full-spectrum CBD extracts as well as broad-spectrum CBD. Charlotte's Web branded premium quality full-spectrum CBD extract products start with proprietary hemp genetics that are North American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBN, CBC, CBG, terpenes, flavonoids, and other beneficial compounds. Charlotte’s Web product categories include CBD oil tinctures (liquid products), CBD gummies (sleep, calming, exercise recovery, immunity), CBN gummies, functional mushroom gummies, CBD capsules, CBD topical creams, and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with analytic testing from soil to shelf for quality assurance. Charlotte’s Web products are distributed to retailers and healthcare practitioners throughout the U.S.A. and are available online through the Company's website at www.charlottesweb.com.

Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTCQX under the symbol “CWBHF”.

(1)	Non-GAAP Measures: The press release contains non-GAAP measures, including EBITDA and Adjusted EBITDA. Please refer to the section in the tables captioned “Non-GAAP Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

Forward-Looking Information

Certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements are not guarantees of future performance, and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by management of the Company in light of its experience and perception of historical trends, current conditions, expected future development, and other factors that it believes are appropriate and reasonable.

Specifically, this press release contains forward-looking statements relating to, but not limited to: organizational changes, marketing plans and operational platform upgrades, and the impact of these initiatives on retail expansion, operational efficiencies, cash flow, revenue and e-commerce monetization; expectations relating to IT upgrades, marketing optimization and operational integrations; product expansion activities and the corresponding results thereof; sales volume and gross margin expectations; anticipated timing for, and business impact of, in-house manufacturing of topical and gummy products; the impact of the Company’s product innovations on product development; regulatory developments and the impact of developments on both consumer action and the Company's opportunities and operations; activities relating to, and sponsorship of, legislation to advance regulatory framework; the impact of insourcing on operating margins, capital expenditures and R&D; anticipated consumer trends and corresponding product innovation; anticipated future financial results; the Company’s ability to increase online traffic and demographic exposure through new products and marketing and omni-channel expansion; and the impact of certain activities on the Company's business and financial condition and anticipated trajectory; launch of products in Whole Foods; continued product placement on various product channels; anticipated development of new products; the outcomes from DeFloria’s clinical trials, including commercial opportunities for Charlotte’s Web.

The material factors and assumptions used to develop the forward-looking statements herein include, but are not limited to: regulatory regime changes; anticipated product development and sales; the success of sales and marketing activities; product development and production expectations; outcomes from R&D activities; the Company's ability to deal with adverse growing conditions in a timely and cost-effective manner; the availability of qualified and cost-effective human resources; compliance with contractual and regulatory obligations and requirements; availability of adequate liquidity and capital to support operations and business plans; and expectations around consumer product demand. In addition, the forward-looking statements are subject to risks and uncertainties pertaining to, among other things: supply and distribution chains; the market for the Company's products; revenue fluctuations; regulatory changes; loss of customers and retail partners; retention and availability of talent; competing products; share price volatility; loss of proprietary information; product acceptance; internet and system infrastructure functionality; information technology security; available capital to fund operations and business plans; crop risk; economic and political considerations; and including but not limited to those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available www.sedarplus.ca. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time.

Any forward-looking statement in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law, the Company assumes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

For further information, contact:

Erika Lind

Chief Financial Officer

(720) 388-6505

Erika.Lind@CharlottesWeb.com

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

CHARLOTTE’S WEB HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS (in thousands of U.S. dollars, except share and per share amounts)

	March 31,	December 31,
	2025 (unaudited)	2024
ASSETS
Current assets:
Cash and cash equivalents	$19,357	$22,618
Accounts receivable, net	1,531	1,263
Inventories, net	18,916	18,907
Prepaid expenses and other current assets	4,201	4,194
Total current assets	44,005	46,982
Property and equipment, net	25,758	26,337
License and media rights	12,717	13,691
Operating lease right-of-use assets, net	12,404	12,876
Investment in unconsolidated entity	10,700	10,800
SBH purchase option and other derivative assets	970	1,075
Intangible assets, net	1,003	1,049
Other long-term assets	466	632
Total assets	$108,023	$113,442
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,943	$3,426
Accrued and other current liabilities	4,764	5,246
Lease obligations - current	1,844	2,055
License and media rights payable - current	7,937	5,209
Total current liabilities	18,488	15,936
Convertible debenture	44,753	43,631
Lease obligations	13,257	13,652
License and media rights payable	9,227	11,809
Derivative and other long-term liabilities	1,236	1,327
Total liabilities	86,961	86,355
Commitments and contingencies
Shareholders’ equity:
Common shares, nil par value; unlimited shares authorized; 158,009,541 and 158,009,541 shares issued and outstanding as of March 31, 2025 and December 31, 2024	1	1
Additional paid-in capital	328,842	328,655
Accumulated deficit	(307,781)	(301,569)
Total shareholders’ equity	21,062	27,087
Total liabilities and shareholders’ equity	$108,023	$113,442

CHARLOTTE’S WEB HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31, (unaudited)
	2025	2024
Revenue	$12,262	$12,124
Cost of goods sold	6,032	5,213
Gross profit	6,230	6,911

Selling, general, and administrative expenses	11,578	15,280
Operating loss	(5,348)	(8,369)

Change in fair value of financial instruments	(126)	(1,860)
Other income (expense), net	(738)	611
Loss before provision for income taxes	$(6,212)	$(9,618)
Income tax expense	—	(16)
Net loss	$(6,212)	$(9,634)

Per common share amounts
Net loss per common share, basic and diluted	$(0.04)	$(0.06)

CHARLOTTE’S WEB HOLDINGS, INC. CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (in thousands of U.S. dollars, except share amounts)

	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’Equity
	Shares	Amount
Balance - December 31, 2024	158,009,541	$1	$328,655	$(301,569)	$27,087
Common shares issued upon vesting of restricted share units, net of withholding	—	—	—	—	—
Share-based compensation	—	—	187	—	187
Net loss		—		(6,212)	(6,212)
Balance - March 31, 2025	158,009,541	$1	$328,842	$(307,781)	$21,062

Balance - December 31, 2023	154,332,366	$1	$327,280	$(271,723)	$55,558
Common shares issued upon vesting of restricted share units, net of withholding	2,895,489	—	(98)	—	(98)
Share-based compensation		—	842	—	842
Net loss		—		(9,634)	(9,634)
Balance - March 31, 2024	157,227,855	$1	$328,024	$(281,357)	$46,668

CHARLOTTE’S WEB HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of U.S. dollars)

	Three Months Ended March 31, (unaudited)
	2025	2024
Cash flows from operating activities:
Net loss	$(6,212)	$(9,634)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,449	2,493
Change in fair value of financial instruments	126	1,860
Convertible debenture and other accrued interest	868	1,015
Changes in right-of-use assets	473	443
Share-based compensation	187	842
Other	126	(956)
Changes in operating assets and liabilities:
Accounts receivable, net	(394)	98
Inventories, net	19	(1,026)
Prepaid expenses and other current assets	28	150
License and media rights	—	(2,500)
Operating lease obligations	(605)	(551)
Accounts payable, accrued and other liabilities	71	663
Other operating assets and liabilities, net	96	(76)
Net cash used in operating activities	(2,768)	(7,179)
Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(521)	(2,060)
Proceeds from sale of assets	28	27
Net cash used in investing activities	(493)	(2,033)
Cash flows from financing activities:
Other financing activities	—	(98)
Net cash used in financing activities	—	(98)
Net decrease in cash and cash equivalents	(3,261)	(9,310)
Cash and cash equivalents - beginning of period	22,618	47,820
Cash and cash equivalents - end of period	$19,357	$38,510

Non-cash activities:
Non-cash purchase of property and equipment and intangible assets	$(83)	$(374)

(1) Non-GAAP Measures - EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a recognized performance measure under U.S. GAAP.  The term EBITDA consists of net loss and excludes interest, taxes, depreciation, and amortization.  Adjusted EBITDA also excludes other non-cash items such as changes in fair value of financial instruments (Mark-to-Market), Share-based compensation, and impairment of assets. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP.  The non-GAAP financial measures do not have a standardized meaning prescribed under U.S. GAAP and, therefore, may not be comparable to similar measures presented by other issuers.  The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

Adjusted EBITDA for the three months ended March 31, 2025, and 2024 is as follows:

Charlotte's Web Holdings, Inc.
Statement of Adjusted EBITDA
(In Thousands)

		Three Months Ended
		March 31, (unaudited)

U.S. $ Thousands	2025	2024

Net loss	$ (6,212)	$ (9,618)
Depreciation of property and equipment and amortization of intangibles	2,449	2,493
Interest expense	685	487
Income tax expense		16
EBITDA	` (3,078)	(6,622)

Share-based compensation	187	842
Mark-to-market financial instruments	126	1,860

Adjusted EBITDA	$ (2,765)	$ (3,920)